EXHIBIT 99


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of American Medical Security Retirement Savings Plan (the "Plan") on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John R. Wirch, Vice President of Human Resources of the Plan sponsor, American Medical Security Group, Inc., (the "Company") and Chairman of the Administrative Committee of the Plan, and I, John R. Lombardi, Executive Vice President, Chief Financial Officer and Treasurer of the Company and member of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.



/S/ JOHN R. WIRCH                           /S/ JOHN R. LOMBARDI
John R. Wirch                               John R. Lombardi
Chairman, Administrative Committee          Member of Administrative Committee
of the Plan                                 of the Plan

June 26, 2003                               June 26, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.